Exhibit 10.2

SURRENDER AGREEMENT
SURRENDER AGREEMENT (“Agreement”), made as of the 19th day of May, 2018, by and between MADISON AVENUE SUITES LLC, a New York limited liability company, having an office at 369 Lexington Avenue, New York, New York 10018, as licensor (“Licensor”), and SELLAS LIFE SCIENCES GROUP INC., a New York corporation, having an office at 315 Madison Avenue, New York, New York 10017 as licensee (“Licensee”).

WHEREAS, Licensor, as licensor, and Licensee, as licensee, mutually executed a license agreement (“Original License Agreement”) dated March 20, 2017, relating to certain rentable space known as Units Number 4006, 4007, 4008, 4009, 4010, 4011, and 4012 (collectively, the “Premises”) in the building known as 315 Madison Avenue, New York, New York 10017 (the “Building”), which Original License Agreement was amended by an Amendment to License Agreement dated February 20, 2018, pursuant to which Amendment, Unit 4015 in the Building was added to the Premises (the Original License Agreement as the same may have been amended, from time to time, shall be referred to as the “License Agreement”);

WHEREAS, the License Agreement is due to expire on April 30, 2019 (the “Expiration Date”); and
WHEREAS, Licensee wishes to surrender the License Agreement and any rights granted under the License Agreement and any occupancy rights to Licensor on July 31, 2018, Time Being of the Essence (the “Surrender Date”).
NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other valuable consideration, receipt which is acknowledged by all parties, the parties agree as follows:
1.All of the "Whereas" clauses above are hereby incorporated into this Agreement by reference.
2.Intentionally Omitted.
3.As of the Surrender Date, Licensee shall release Licensor, its successors and assigns, from and against any and all claims, obligations and liabilities of every kind or nature whatsoever hereinbefore or hereafter arising out of or in connection with the License Agreement, the Premises, and/or this Agreement. As of the Surrender Date and provided that Licensee fully complies with the terms of this Agreement, Licensor shall release Licensee from and against any and all claims, obligations and liabilities of every kind or nature whatsoever hereinbefore or hereinafter, arising out of or in connection with the License Agreement or the Premises, except for (i) claims arising out of Licensee’s breach of the terms of this Agreement; (ii) claims for negligence or willful misconduct of Licensee (or anyone claiming through or under Licensee ) which by their terms expressly survive the expiration or termination of the License Agreement; and (iii) any third party claims asserted against Licensor in connection with Licensee’s association with the License Agreement and/or the Premises.
4.On or before the Surrender Date, Licensee shall surrender exclusive “broom clean” possession of the Premises and the keys to Licensor (free of all tenancies, licenses, claims of third parties and liens) and otherwise as required under the License Agreement, and Licensee warrants that it shall give, grant and surrender to Licensor all of its rights, title and interest as Licensee under the License Agreement.
5.Licensee represents, warrants, covenants and agrees on behalf of itself, its successors and assigns to Licensor that: (i) it has not encumbered the Premises in any way, (ii) Licensee has good right to surrender the Premises, (iii) no one other than Licensee has acquired through or under Licensee, any right, title or interest in or to the Premises, or any part thereof, or in or to said improvements, or any part thereof, (iv) there exists no default on Licensor’s part with respect to the License Agreement and/or the Premises, and (v) Licensee has not by operation of law or otherwise assigned the License Agreement or sublet the Premises (or any portion thereof) to any other party or entity and Licensee has not granted any interest (including, without limitation, security interest) in the License Agreement or the Premises to any other party or entity.
6.It is understood, acknowledged and agreed that any remaining property left by Licensee in the Premises shall be deemed abandoned and may be disposed of by Licensor as it sees fit, at Licensee’s sole cost and expense.

7.Licensee agrees and shall be obligated to continue to comply with all of its obligations under the License Agreement, including, without limitation, payment of the License Fees due and payable thereunder, through and including the Surrender Date, or date of actual surrender of the Premises, whichever is later, in each event in the condition required hereunder (subject to the provisions of Paragraph 10 herein) it being understood and agreed by the parties that Licensor shall retain unfettered and unlimited access to the Premises to exhibit the Premises to others, it being agreed that Licensor shall endeavor to provide Licensee with a prior notice, but shall not be required to do so.

8.The parties agree that Licensor is currently in possession of ---the sum of $35,400.00 in cash as security deposit (“Security Deposit”) under the License Agreement. Licensee hereby forever waives and relinquishes any rights to the Security Deposit and Licensor shall be permitted to retain the Security Deposit as a material inducement thereunder.
9.    This Agreement may not be modified, amended or terminated nor any of its provisions waived except by an agreement in writing signed by the party against whom enforcement of any modification, amendment or waiver is sought.
10.    As a material inducement to Licensor’s execution of this Agreement, Licensee agrees and acknowledges that in the event Licensee fails to surrender the Premises to Licensor, as required hereunder, on or before the Surrender Date, Time Being of the Essence, the monthly use and occupancy due and payable by Licensee commencing on the day following the Surrender Date shall be the greater of (i) fair market value for the Premises or (ii) Thirty Five Thousand and 00/100 Dollars ($35,000.00). Nothing herein contained shall be deemed to allow Licensee to remain in possession beyond the Surrender Date, Time Being of the Essence.
11.    The covenants, agreements, terms, provisions and conditions contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
12.    Licensee represents and warrants to Licensor that it has not dealt with any broker, finder or like agent in connection with this Agreement, and Licensee does hereby agree to indemnify and hold Licensor harmless of and from any claim of or liability to any broker, finder, or like agent, and all expenses related thereto, including, without limitation, reasonable attorneys’ fees and disbursements arising from any conversations, correspondence or other dealings between any broker, finder or like agent, and Licensee in connection with this Agreement.
13.    The parties have entered into this Agreement voluntarily, freely, after extensive negotiations and after they have had ample opportunity to review and understand every provision thereof.

14.    This Agreement shall constitute the only binding agreement between the parties herein with respect to the Premises. Any and all oral or written agreements and understandings shall be deemed merged into this Agreement.

15.    This Agreement shall be deemed to have been prepared by counsel by all parties equally, and shall not be construed to be interpreted against the party who actually prepared the same.

16.    Nothing herein shall be construed to limit or contradict the rights available to Licensor under applicable law.

17.    Licensee further acknowledge and agree that Licensor shall be free to continue to negotiate and/or enter, or not enter, into any license agreement for the Premises with any entity it so elects at any time, and in either event Licensee shall not be entitled to any compensation relating thereto.

18.    This Agreement may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same Agreement. Facsimile or electronic signatures (e.g., e-mail, PDF) of a party shall constitute originals for all purposes hereunder.

19.    As a material inducement to Licensor entering into this Agreement, Licensee agrees to enter into a new license agreement with 38th Street Suites LLC, Licensor’s affiliated entity, for a certain space at 15 West 38th Street, New York, New York.

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Agreement as of the day and year first above written.

MADISON AVENUE SUITES LLC, Licensor
By: /s/ Russel Detres Name: Russell Detres Title: Manager

SELLAS LIFE SCIENCES GROUP INC., Licensee
By: /s/ Angelos M. Stergiou Name: Angelos M. Stergiou, M.D. ScD h.c. Title: President and Chief Executive Officer